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                                                                    Exhibit 10.8


                                  [Letterhead]

                          CONSULTING SERVICES AGREEMENT

                     DATED THIS (DATE) DAY OF (MONTH), 1998

                                     BETWEEN

                                IT STAFFING LTD.
                    (hereinafter referred to as the Company)

                                       and

                                (CONTRACTOR NAME)

                                    (ADDRESS)
             (hereinafter referred to as the Independent Contractor)

Whereas, the COMPANY carries on the business of providing data processing consulting services to Clients; and whereas, the INDEPENDENT CONTRACTOR is a business independent of the Company and has agreed to enter into an agreement as an Independent Contractor with the Company.

Therefore, in consideration of the foregoing recitals and the covenants and the conditions set forth in this Agreement, the parties agree as follows:

1. The Independent Contractor hereby hires his/her services to the Company at the total hourly rate of: $(#).

2. The parties hereto mutually agree that the term of this contract shall be for the period beginning (start date) to (end date) or until hereinafter set out.

3. The Independent Contractor agrees to attend at (CLIENT) (hereinafter called the "Client"), commencing on the (#) day of (month), 1998 and to attend regularly thereafter to perform services as directed by the Client.

4. The Independent Contractor shall be paid bi-weekly fourteen (14) days in arrears.

5. The Independent Contractor agrees to invoice the Company bi-weekly for any hours worked and substantiate this with the Company's time sheet duly signed by an authorized Client to whom the Independent Contractor is assigned. The independent contractor further agrees to furnish invoices and times sheets within three (3) days following the pay period in order to be paid as set out in item 4. Invoices and time sheets not received by the date specified will be processed the next pay period.

6. The Independent Contractor agrees to be personally responsible for Income Tax declaration, payment of the employee and employer portions of CPP and UIC if applicable, GST Tax collection and payment, Employer's Health Tax payment, and to indemnify and save harmless the company from any claims made against it with respect to the foregoing.

7. It is mutually agreed that the company is not responsible for Annual Vacation Pay and Statutory Holiday Pay to the Independent Contractor.

8.       This agreement may be terminated
         (i) by the Client giving notice to the Company that the Client no longer wishes to utilize the services of the Independent Contractor.



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         (ii)     by the Company giving notice either written or oral to the
                  Independent Contractor and such agreement shall then be terminated on the date such notice is given or at such other time or date mentioned in the notice.

9. The Independent Contractor shall, not less than seven (7) days prior to the expiration of the period set out above, give the Company notice in writing of his/her intention not to continue this agreement with the Company, and if no such notice is given, this contract shall continue automatically for periods of thirty (30) days unless and until the Independent Contractor shall notify the Company in writing not less than seven (7) days prior to the expiration of a thirty (30) day period, of his/her intention to discontinue the agreement.

10. The Independent Contractor will faithfully serve the Company and its Client and use his/her best efforts to promote the interest thereof and shall carry out all lawful orders given by the Company or the Client.

11. The Independent Contractor hereby covenants and agrees that he/she will not (without the prior written consent of the Company) until a period of six (6) months has elapsed from the date of termination of the Agreement either directly or indirectly
         (a)    Become an employee of the Client.
         (b) Enter into an agreement as an Independent Contractor with the Client.
         (c)    Perform any remunerative work for or on behalf of the Client.
         (d) Enter into an arrangement with a competing "consulting" business and perform work for the Client.

12. It is mutually agreed that the service provided by the Company in introducing the Independent Contractor to the Client and entering into an agreement with the Independent Contractor is a unique and valuable service provided to the Independent Contractor by the Company and that the Company has expended money and effort on the Independent Contractor's behalf and the Company has a right to protect its interest in maintaining the goodwill and business arrangements with the Client, and the Company shall be entitled as a matter of right, in addition to all other rights it may otherwise have in law to obtain an injunction or other equitable relief to prevent the breach by the Independent Contractor of this agreement and in particular Clause 11 hereof.

13. Independent Contractor agrees that all information, records or materials in any form related to the Client, its affiliates or associated Companies, their products, insureds, clients and shareholders are confidential, and Independent Contractor shall not, before or after the termination of this Agreement, disclose any such confidential information to any person, firm or organization without the prior written consent of the Company or Client. In no event shall the Company be responsible for special, indirect or consequential losses or damages arising from such a breach.

14. The Independent Contractor acknowledges receipt of a copy of this agreement.

IT STAFFING LTD.                            INDEPENDENT CONTRACTOR

Per:                                        Per:
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         ACCOUNT MANAGER

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Date                                         Date